UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2008
MACKINAC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	0-20167	38-2062816

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 South Cedar Street
Manistique, Michigan	49854

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 343-8147
(not applicable)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 9.01 EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-5.1

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 26, 2008, Mackinac Financial Corporation announced that Eliot Stark, Vice Chairman and Board member has resigned to pursue other interests. Mr. Stark was also an executive officer and director of mBank, the principal subsidiary of Mackinac Financial Corporation.
Following are the principal terms of the separation agreement reached by Mackinac Financial Corporation and Mr. Stark:
Mr. Stark will continue to receive his base compensation and benefits for a period of twenty-three (23) months with a commencement date of June 1, 2008. Total payments under this agreement approximate $450,000. Mr. Stark will also retain all rights associated with options he has been awarded to date, under the original terms of the option agreement when issued.

ITEM 9.01	EXHIBITS
The following exhibits are furnished herewith:

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

5.1	Separation Agreement dated June 19, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKINAC FINANCIAL CORPORATION
Date: July 3, 2008	By	/s/ Ernie R. Krueger
Ernie R. Krueger
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

5.1	Separation Agreement dated June 19, 2008.